AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. Contract ID Code	Page of Pages
	1 21

2. AMENDMENT MODIFICATION NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (if applicable)
0080	SEP 01, 2014		

6. ISSUED BY CODE FSA-FS2	7. ADMINISTERED BY (If other than item 6) CODE
United States Department of Education Federal Student Aid/Mission Support Group 830 First St NE - Suite 91F3 Washington DC 20202 Katharine Hill 202-377-4215 katharine.hill@ed.gov	See Block 6

8. NAME AND ADDRESS OF CONTRACTOR (NO., Street, Country, State and ZIP Code)
GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.
2401 INTERNATIONAL LN.
MADISON WI 537043121
DUNS: 967379496
Cage Code: 5J3D5

CODE 00030773 FACILITY CODE

(x) 9A. AMENDMENT OF SOLICITATION NO.

9B. DATED (SEE ITEM 11)

X 10A. MODIFICATION OF CONTRACT/ORDER NO. ED-FSA-09-D-0012

10B. DATED (SEE ITEM 13) JUN 17, 2009

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in item 14. The hour and date specified for receipt of offers ☐ is extended, ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing items 8 and 15, and returning ______ copies of amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OR OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment your desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)
See Schedule

Modification Amount: $0.00
Modification Obligated Amount: $0.00

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

Check One	
	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
X	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: Mutual Agreement Between the Parties
	D. OTHER (Specify type of modification and authority)

E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible)
Please see the attachment for modification description.

Except as provided herein, all terms and conditions of the document referenced in item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print)	16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
	Soo Kang 202-377-3798 soo.kang@ed.gov

15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED
(Signature of person authorized to sign)		(Signature of Contracting Officer)	AUG 27, 2014

NSN 7540-01-152-8070
Previous Edition unusable

STANDARD FORM 30. (Rev. 10-83)
Prescribed by GSA FAR (48 CFR) 53.243

Attachment Page The purpose of this modification is to: 1. Replace Section B.13.H: Delinquency Reduction Compensation Program 2. Modify Section B.13.N: Additional Terms - Replace Item 3: Common Pricing, previously revised in Modification 0074 - Modify Item 5: Common Pricing - Add Item 11 - Add Item 12: Service Member Requirements - Add Item 13: Servicing Requirements Submission 3. Update C.2 Attachments/Supplemental Documents 4. Replace Attachment A-4, Servicer Allocation Metrics 5. Replace Attachment A-5, Allocation Calculation Example 6. Replace Attachment A-6, Servicing Pricing Definitions 7. Add Attachment A-7, Borrower Status Reporting 8. Add Attachment A-8, Quarterly Delinquency Reduction Compensation Report All other terms and conditions remain unchanged. PAGE 2 OF 21 ED-FSA-09-D-0012/0080

Attachment Page

B.13 ADDITIONAL TERMS AND CONDITIONS

H. **Delinquency Reduction Compensation Program**

A Delinquency Reduction Compensation Program is established as follows:

$$\text{Delinquency Percentage} = \frac{(\text{Borrowers} > 30 \text{ Days Delinquent})}{(\text{Borrowers In Current Status} + \text{Borrowers} < 361 \text{ Days Delinquent})}$$

Each of the Servicers may earn up to $500,000 per quarter, depending upon performance, as follows:

Level 1 Award is valued at $200,000 if the Servicer achieves a Delinquency Percentage for Quarter End of less than 23.0%.

Level 2 Award is valued at $300,000 if the Servicer achieves a Delinquency Percentage for Quarter End of less than 23.0% (earns $200,000) **AND** Servicer improves upon prior Quarter End Delinquency Percentage (earns $100,000).

Level 3 Award is valued at $500,000 if the Servicer achieves a Delinquency Percentage for Quarter End of less than 21.0% **AND** Servicer improves upon prior Quarter End Delinquency Percentage.

Delinquency Reduction Compensation will be available based on the results of the quarter ending 12/31/2014. Servicers shall submit the Quarterly Delinquency Reduction Compensation Report (Attachment A-8) at the end of each quarter. Quarters are defined as Q1 = Oct 1 to Dec 31; Q2 = Jan 1 to Mar 31; Q3 = Apr 1 to Jun 30, and Q4 = Jul 1 to Sep 30 of each year.

This contract includes performance compensation terms that address delinquency reduction. The compensation will become due to the vendor upon successful achievement of delinquency reduction objectives. The Government intends to promote the reduction of loan delinquency across the entire period of vendor performance. Any vendor that appears to be performing in a manner inconsistent with this intent (e.g. attempting to earn compensation every other quarter, etc.) may, at the sole discretion of the Government, forfeit the delinquency reduction compensation they would have otherwise earned; and may, at the sole discretion of the Government, be required to return previously earned compensation that was achieved through this delinquency reduction program.

The Government may, at its sole discretion, reset the structure of the compensation on an annual basis, effective on September 1 of the performance year; maintain the current structure; or, remove the delinquency reduction compensation entirely by unilateral modification of the contract.

PAGE 3 OF 21 ED-FSA-09-D-0012/0080

Attachment Page

N. **Additional Terms:**

3. The Government will set and manage the common pricing, including tier structure, below:

CLIN	Status	Unit	Unit Measure	Unit Rate
0001	In School	1+	EA	$ 1.05
0002	In Grace	1+	EA	$ 1.68
0003	In Repayment	1+	EA	$ 2.85
0004	Service Member	1+	EA	$ 2.85
0005	Deferment	1+	EA	$ 1.68
0006	Forbearance	1+	EA	$ 1.05
0007	Delinquent 6-30 Days	1+	EA	$ 2.11
0008	Delinquent 31-90 Days	1+	EA	$ 1.46
0009	Delinquent 91-150 Days	1+	EA	$ 1.35
0010	Delinquent 151-270 Days	1+	EA	$ 1.23
0011	Delinquent 271-360 Days	1+	EA	$ 0.45
0012	Delinquent 361 or more Days	1+	EA	$0.45
0013	Delinquency Reduction Compensation Program[1]	N/A	N/A	Not-to-Exceed $2,000,000
	Cohort Default Rate (CDR) Challenge Support			
0014	Institution[2]	1+	EA	$213.00
0015	Borrower[3]	1+	EA	$23.00
	Loan Consolidation			
0016	One-Time Development Cost[4]	N/A	N/A	Not-to-Exceed $1,200,000.00
0017	Consolidations Completed	1+	EA	$27.35
0018	CDR Assistance Pilot (rate per school assisted)[5]	1+	EA	$18,000.00
	Image Repository (Storage & Access)[6]			
0019	Tier 1 (Images)	0 – 50,000,000	EA	$0.00088
0020	Tier 2 (Images)	50,000,001 – 100,000,000	EA	$0.00077
0021	Tier 3 (Images)	100,000,001 – 150,000,000	EA	$0.00070
0022	Tier 4 (Images)	150,000,001+	EA	$0.00065

1. Delinquency Reduction Compensation Program shall not exceed $2,000,000 annually per servicer. The maximum amount available each quarter shall not exceed $500,000 per servicer.
2. An institution is defined as a school or branch having a unique school code/ID as established by the U.S. Department of Education.
3. A borrower is defined as an individual with a unique SSN.
4. Development costs for Loan Consolidation will be reimbursed for the actual costs incurred, but not-to-exceed $1,200,000, for the first year only.
5. The CDR Assistance Pilot ends on May 16, 2014
6. The tier structure for Image Repository is based on total volume at the associated unit rate, on a monthly basis. For example, if there are 100,000,000 images in Month 1, the total monthly cost will be 100,000,000

PAGE 4 OF 21 ED-FSA-09-D-0012/0080

Attachment Page X $0.00077 (Tier 2 Unit Rate); if in Month 2 there are 120,000,000 images, the total monthly cost will be 120,000,000 X $0.00070 (Tier 3 Unit Rate); and so on. 5. Common pricing includes all supplies, services and other costs to deliver Title IV Servicing under this contract, including: x Costs for bringing contractor systems into compliance for handling federally held debt. x Costs for legislative, regulatory or policy changes that affect the FFEL community as a whole, as is commercially accepted practice in the FFEL community. x Costs to successfully shutdown the federal servicing system and operations, including: a. Continued borrower support for a minimum of 90 days from the last transfer off. Including, but not limited to, responses to inquiries, credit bureau resolutions, payment and correspondence forwarding, tax reporting, etc. b. Creation and execution of a decommissioning plan for systems and operational activities. c. Continued system support (including interfaces and reject resolution) until system successfully decommissioned – minimum of 90 days from last transfer off. d. Continued reporting and reconciliations until system successfully decommissioned – including full resolution of all variances, suspense balances and fund balance with Treasury. x For all other costs, the Department and the contractor(s) may come to an agreement via the change management process or negotiation, as necessary. 11. The contractor shall provide a complete copy of any complaint served on the contractor in a lawsuit by an individual for conduct alleged to have occurred in the course of servicing activity under the contract. Within 10 days of the date of service of the complaint on the contractor, the contractor shall deliver the copy by email attachment sent to OGC.Servicer@ed.gov, or by hard copy addressed, postage prepaid, to Education Department, Office of General Counsel, DPE: Servicer, 400 Maryland Ave. SW, Washington DC 20202. The contractor need not provide such a complaint if the contractor determines that the conduct alleged did not occur in the course of the contractor’s servicing activities under the contract or the plaintiff does not assert a claim with respect to an obligation owed or believed to be owed by the plaintiff to repay a student loan. The contractor shall provide the complaint at no additional cost to the government. 12. Service Member Requirements 12.1 Service Member is defined in accordance with the Servicemember Civil Relief Act. 12.2 The servicer shall provide a unique email address and phone number (or an IVR option within existing phone number) that allows the borrowers in the service member category to go directly to a group of agents who have been specially trained to respond to inquiries on all aspects of the military entitlements, forms, regulations, and military payments, as they relate to federal financial aid. The email and phone options shall be PAGE 5 OF 21 ED-FSA-09-D-0012/0080

Attachment Page made available to these borrowers on servicer websites and hard copy/electronic correspondences. 12.2.1 Validation - Servicer shall provide a document to FSA explaining how the service member borrowers can uniquely contact the servicer and where/when that information is made available to the borrower. Servicer shall provide a high level overview of the specialized training the CSRs/agents will go through to be trained to respond to these inquiries and when that training takes place. The training materials should also be made available to FSA on demand. (Send validation items to EdServicerG@ed.gov and COR within 60 days of the Effective Date of this executed modification (0080).) 12.3 The servicer shall review all borrowers in their portfolio against the Department of Defense database MONTHLY and apply the borrower entitlements based on that matching. 12.3.1 Validation - Servicer shall provide a document outlining the timing of when the monthly matching will occur as well as how/when the benefits will be applied to borrower accounts as a result of the matching. (Send validation items to EDServicerG@ed.gov and COR within 60 days of the Effective Date of this executed modification (0080).) 12.4 The servicer shall provide a listing (SSN, Name, days delinquent) by the 10th calendar day of each month to FSA that identifies EVERY borrower in the service member category that has reached 300 or more days delinquent. The listing shall also outline all activity (calls/emails/correspondence) the servicer has taken to try to resolve the delinquency and how the servicer has contacted the borrower (or if they have been unable to, how they have tried to contact the borrower). FSA will review the listing and may request administrative forbearances on some/all of these borrowers to reduce the delinquency level (which would prevent the borrower from going to Debt Collection). FSA will respond in writing/email to each listing provided by the 25th calendar day of each month to identify any borrower that the servicer should apply a forbearance on. If no response is received from FSA, then no action is needed. All files should be submitted within encrypted zip files with password provided in separate emails. 12.4.1 Validation - No pre-implementation validation is needed, FSA will review the listing once implemented to ensure the required data is provided. PAGE 6 OF 21 ED-FSA-09-D-0012/0080

Attachment Page

12.5 The servicer shall provide a monthly report to FSA identifying all borrowers within the Service Member Category by the 10th calendar day of each month. The report shall be provided via email, in Excel format, and follow the below data elements/format. The report shall be provided to EDServicerG@ed.gov and other email addresses as periodically added by FSA. All files should be submitted within encrypted zip files with password provided in separate emails.

Borrower SSN	Borrower Name	Benefit borrower qualifies for to meet Service Member category	Eligibility start date	Eligibility end date

12.5.1 Validation - No pre-implementation validation is needed, FSA will review the report once implemented to ensure the required data is provided.

13. Servicing Requirements Submission
The servicer shall submit a complete list of servicing requirements as they exist at the time of submission to the Government every two years. This shall include all requirements, including those unique to the servicer (including but not limited to: PSLF, TEACH, TPD, Image Repository). No proprietary information shall be contained in the requirements. The first requirements submission shall be submitted by November 1, 2014.

C.2 Attachments/Supplemental Documents

Number	Title
A-1	Additional Servicer—Initial Requirements Document (Version 21.0)
A-2	Additional Servicer—Intermediate Requirements Document (Version 6.0)
A-3	Additional Servicer—Full Requirements Document (Version 6.0)
A-4	Ongoing Allocation Methodology **(Version 2.0)**
A-5	Sample—Ongoing Allocation Metric Calculation **(Version 2.0)**
A-6	Servicing Pricing Definitions **(Version 10.0)**
A-7	Borrower Status Reporting (Retention)
A-8	Quarterly Delinquency Reduction Compensation Report
A-9	Monthly Invoice Report

PAGE 7 OF 21 ED-FSA-09-D-0012/0080

Attachment Page Attachment A-4 Servicer Allocation Metrics The allocation of ongoing volume will be determined twice each year based on the performance of each servicer in relation to the other servicers awarded. Quarterly results will be compiled for each servicer based on the performance measures listed below. During July (using March and June quarter end results) and January (using September and December quarter end results) of each year an average of the quarterly performance results will be used to determine the ranking of each servicer in each of the five high-level metric categories. By combining each servicer’s ranking in all categories, each servicer may be given a percentage of the designated new borrower pool available to be distributed for the upcoming two quarters. Note: A servicer may be given 0% (zero percent) of the designated new borrower pool, at the Government’s sole discretion. Servicers will be informed of their allocation percentage of new volume by August 15, for the allocation effective September 1 to February month end, and February 15, for the allocation effective March 1 to August 31, of each year. The allocation of ongoing volume will be determined based on the following factors: For metrics 1, 2, and 3 borrowers in school, in grace, in deferment, in forbearance, in Service Member, and over 360 days delinquent are excluded from both the numerator and denominator in the calculations. Calculations will be rounded to the hundredth of a percent. Borrowers with loans in multiple statuses shall be counted once, in the lowest performing deliverable status. The lowest performing deliverable status is defined as the lowest unit priced deliverable. Note: Metrics will NOT be calculated separately by school type in any metric. Allocation Metrics 1 – Percentage of Borrowers in Current Repayment Status – 30% of the overall performance metric – This calculation is measured by dividing the number of borrowers in current repayment status who are not delinquent at the end of the quarter by the number of all borrowers in both current and delinquent repayment status at the end of the quarter. 2 – Percentage of Borrowers more than 90 but less than 271 days delinquent – 15% of the overall performance metric – This calculation is measured by dividing the number of borrowers who are greater than 90 days delinquent and less than 271 days delinquent at the end of the quarter by the number of borrowers in both current and delinquent repayment status at the end of the quarter. 3 – Percentage of Defaulted borrowers (over 270 days and less than 361 days delinquent) – 15% of the overall performance metric – This calculation is measured by dividing the number of borrowers who are greater than 270 days delinquent and less than 361 days delinquent at the end of the quarter by the number of borrowers in both current and delinquent repayment status at the end of the quarter. PAGE 8 OF 21 ED-FSA-09-D-0012/0080

Attachment Page 4 – Borrower Survey results – 35% of the overall performance metric – Surveys will be conducted quarterly of borrowers in each category (In School, In Grace, and In Repayment). The survey will measure borrower satisfaction with the servicer and results will be based on a scale of 0 – 100, with 100 representing a perfect score. FSA or an agent of FSA will conduct surveys. All quarterly scores in each category (In School, In Grace, and In Repayment) will be averaged together to provide the quarterly borrower survey result. 5 – FSA Employee Survey results – 5% of the overall performance metric – Surveys will be conducted quarterly of FSA employees. The survey will measure satisfaction with the servicer and results will be based on a scale of 0 – 100, with 100 representing a perfect score. FSA, or an agent of FSA, will conduct surveys. Performance Periods Quarterly scores will be compiled for each servicer, quarters are defined as Q1 = Oct 1 to Dec 31; Q2 = Jan 1 to Mar 31; Q3 = Apr 1 to Jun 30, and Q4 = Jul 1 to Sep 30 of each year. All available quarterly scores in each metric will be averaged together during July and January of each year to calculate the final result for each metric. Allocation Metric Score Comparison Among Servicers The above calculation will result in a set of 5 scores for each servicer, one score in each metric category (1-Percentage of borrowers in current repayment, 2-Percentage of Borrowers more than 90 but less than 271 days delinquent, 3-Percentage of Defaulted borrowers, 4-Borrower Survey, and 5-FSA Employee Survey). FSA will compare all servicers’ scores (per servicer pool - TIVAS and NFPs) in each allocation metric category and provide a ranking for each servicer in that category, with the best score in each category receiving the highest possible value and the worst score receiving the lowest possible value (highest / lowest values will be determined by the number of servicers included in the allocation pool --- Highest score possible will be the total number of servicers selected, lowest score will be 1). Once a ranking value has been assigned to each servicer in each allocation category, each score will be adjusted based on the ‘weight’ the metric will hold. All scores for a servicer will then be added together to provide the “Total Score” for that servicer for the 6-month period. Each servicer will have one Total Score for each 6-month period. Allocation of New Volume of Federally Held Debt Each servicer may be assigned an allocation of new volume by dividing that servicer’s total score by the combined total scores of all servicers. The resulting percentage will determine each servicer’s percentage of new volume of Federally Held Debt. The servicer’s percentage of new volume will determine the percentage of new borrowers that may be sent to the servicer for servicing (loans for existing borrowers may, to the maximum extent practicable, be sent to the servicer already holding that borrower’s other loans). PAGE 9 OF 21 ED-FSA-09-D-0012/0080

Attachment Page Record Retention Each servicer shall maintain a listing of all borrowers within their federal portfolio identifying which borrowers exist in each status at the time of invoicing and/or metric submissions to FSA. This information shall be provided to FSA on demand and shall be maintained throughout the performance period and provided to FSA at the end of the contract period. (See Attachment A-7, Borrower Status Reporting) NOTE: If a servicer is out of compliance (for example, but not limited to, financial management or reporting, security, OMB Circular A-123, Legislative Mandates, Program Compliance, etc.), that servicer’s new volume may be re-allocated to one or more other servicers. In addition, that servicer’s current account volume may be transferred to another servicer, at the non-compliant servicer’s expense. PAGE 10 OF 21 ED-FSA-09-D-0012/0080

Attachment Page

Attachment A-5

ONGOING ALLOCATION METRIC CALCULATION - Assumes 4 servicers

FINAL SCORE BY ALLOCATION METRIC (based on combined quarterly average score)

METRIC		Servicers			
		Svcr 1	Svcr 2	Svcr 3	Svcr 4
1	% of borrowers in current repayment	88.50%	81.75%	83.14%	91.10%
2	% of borrowers 91-270 delinquent	6.10%	5.00%	4.15%	3.76%
3	% of borrowers 271-360 delinquent	1.20%	0.78%	1.35%	1.51%
4	Borrower Survey	75.78	74.78	74.67	70.15
5	FSA Survey	72.35	73.45	74.76	75.15

SERVICER RANKING BY ALLOCATION METRIC

METRIC		Servicers			
		Svcr 1	Svcr 2	Svcr 3	Svcr 4
1	% of borrowers in current repayment	2nd	4th	3rd	1st
2	% of borrowers 91-270 delinquent	4th	3rd	2nd	1st
3	% of borrowers 271-360 delinquent	2nd	1st	3rd	4th
4	Borrower Survey	1st	2nd	3rd	4th
5	FSA Survey	4th	3rd	2nd	1st

SERVICER SCORES BASED ON RANKING (PRIOR to weighting)

METRIC		Servicers			
		Svcr 1	Svcr 2	Svcr 3	Svcr 4
1	% of borrowers in current repayment	3.0	1.0	2.0	4.0
2	% of borrowers 91-270 delinquent	1.0	2.0	3.0	4.0
3	% of borrowers 271-360 delinquent	3.0	4.0	2.0	1.0
4	Borrower Survey	4.0	3.0	2.0	1.0
5	FSA Survey	1.0	2.0	3.0	4.0

SERVICER SCORES BASED ON RANKING (WITH weighting)

METRIC		Weight	Servicers			
			Svcr 1	Svcr 2	Svcr 3	Svcr 4
1	% of borrowers in current repayment	30%	9.0	3.0	6.0	12.0
2	% of borrowers 91-270 delinquent	15%	1.5	3.0	4.5	6.0
3	% of borrowers 271-360 delinquent	15%	4.5	6.0	3.0	1.5
4	Borrower Survey	35%	14	10.5	7.0	3.5
5	FSA Survey	5%	0.5	1	1.5	2.0

TOTAL SCORE BY SERVICER

	Servicers			
	Svcr 1	Svcr 2	Svcr 3	Svcr 4
TOTAL SCORE	29.5	23.5	22.0	25.0

ALLOCATION EACH SERVICER WILL RECEIVE

	Total Score	% of new volume Servicer will receive (Total Score/Comb Totals)	New Borr (assumes 4M borr)
Svcr 1	29.5	29.50%	1,180,000
Svcr 2	23.5	23.50%	940,000
Svcr 3	22.0	22.00%	880,000
Svcr 4	25.0	25.00%	1,000,000
Comb Totals	100	100.00%	4,000,000

SAMPLE

PAGE 11 OF 21 ED-FSA-09-D-0012/0080

Attachment Page Attachment A-6-- Servicing Pricing Definitions Deliverable Definition Number of unique borrowers (SSNs) with balance not equal to $0.00 who have not separated from school as of the last day of Borrowers in IN-SCHOOL status the billing period. Number of unique borrowers (SSNs) with balance not equal to $0.00 who have separated from school but are not yet due for a Borrowers in IN GRACE status payment this month. Number of unique borrowers (SSNs) with balance not equal to $0.00 who have separated from school and would have had a payment due this month, but the payment was replaced with a Borrowers in Deferment deferment. Number of unique borrowers (SSNs) with balance not equal to $0.00 who have separated from school and would have had a payment due this month, but the payment was replaced with a Borrowers in Forbearance forbearance. Number of unique borrowers (SSNs) with balance not equal to $0.00 who are currently: Using the SCRA 6% interest limit (borrower has one or more loans with rate reduced to 6% or SCRA eligible loans already at or under 6%) In a Military Service Deferment In a Post Active Duty Deferment OR Using for 0% interest while serving in hostile area (borrower has one or more loans with rate reduced to 0%) **NOTE - Any borrower with one/more loans meeting eligibility for this category is included in this category (and payment rate) Service Members regardless of the delinquency level, or status, of the loan. Number of unique borrowers (SSNs) with balance not equal to $0.00 who have separated from school, borrower had a payment due this month, and payment due was not satisfied by a deferment or forbearance. The full payment was satisfied by the borrower making a payment (or the borrower is due $0.00 on an income related pay plan) and the borrower is not more than 5 days delinquent on any amount as of the last day of the billing period. If a newly originated consolidation is added to servicing system with no payment due in the current month (first payment is prior Borrowers in IN-REPAYMENT status month) the borrower is included in the current category. Number of unique borrowers (SSNs) with balance not equal to $0.00 who have separated from school and had a payment due this month. The full payment was NOT satisfied by the borrower making a payment and the borrower is delinquent 6 to 30 days as Borrowers 6 - 30 days delinquent of last day of the billing period. PAGE 12 OF 21 ED-FSA-09-D-0012/0080

Attachment Page Number of unique borrowers (SSNs) with balance not equal to $0.00 who have separated from school and had a payment due this month. The full payment was NOT satisfied by the borrower making a payment and the borrower is delinquent 31 to 90 days Borrowers 31-90 days delinquent as of last day of the billing period. Number of unique borrowers (SSNs) with balance not equal to $0.00 who have separated from school and had a payment due this month. The full payment was NOT satisfied by the borrower making a payment and the borrower is delinquent 91 to 150 days Borrowers 91-150 days delinquent as of last day of the billing period. Number of unique borrowers (SSNs) with balance not equal to $0.00 who have separated from school and had a payment due this month. The full payment was NOT satisfied by the borrower making a payment and the borrower is delinquent 151 to 270 Borrowers 151-270 days delinquent days as of last day of the billing period. Number of unique borrowers (SSNs) with balance not equal to $0.00 who have separated from school and had a payment due this month. The full payment was NOT satisfied by the borrower making a payment and the borrower is delinquent 271 to 360 Borrowers 271-360 days delinquent days as of last day of the billing period. Number of unique borrowers (SSNs) with balance not equal to $0.00 who have separated from school and had a payment due this month. The full payment was NOT satisfied by the borrower making a payment and the borrower is delinquent 361 or more Borrowers 360+ days delinquent days as of last day of the billing period. * Last day of the billing period = last day of each month PAGE 13 OF 21 ED-FSA-09-D-0012/0080

Attachment Page

Forbearance Examples	Deferment Examples
1) Borrower due 14th monthly - on 1/1 a forbearance is applied to cover Jan 14 - March 14. Borrower will be due for the April payment. Jan, Feb, Mar - billed as Forbearance April - billed as current if borrower makes payment or 6-30 if payment is not made.	1) Borrower due 21th monthly - on 1/10 a deferment is applied covering Jan 15 - July 25. Borrower will be due for the Aug payment. Jan, Feb, Mar, Apr, May, Jun, Jul - billed as Deferment Aug - billed as current if borrower makes payment or 6-30 if payment is not made.
2) Borrower due 14th monthly - Borrower does not make Jan 14 payment, but request a one-month forbearance on Jan 28 to cover the Jan 14 payment. Borrower will be due for Feb payment. Jan - billed as Forbearance	2) Borrower due 14th monthly - Borrower does not make Jan, Feb, or March payments (goes 75 days delinquent as of March 30), but on April 1st requests an unemployment deferment that covers January 10 to April 30. Borrower will be due for May payment. Jan - billed as 6-30 delinquent (borrower was delinquent as of end of Jan) Feb & Mar- billed as 31-90 delinquent(borrower was delinquent as of end of Feb/Mar) Apr - billed as Deferment May - billed as current if borrower makes payment or 6-30 if payment is not made.

Current/Delinquent Examples	
1) Borrower due 14th monthly for $225.00/month - borrower pays $225 for Jan payment on 1/13. Borrower pays $225.00 on 2/20 for February payment. Jan & Feb - billed as current. Borrower satisfied due amount for monthly payment prior to last day of the month.	2) Borrower due 14th monthly for $225.00/month - Borrower pays $200.00 on 1/13. Borrower pays $250.00 on 2/14. Jan - billed as 6-30 delinquent (payment was not fully satisfied as of end of month, still owed $25) Feb - billed as current. Total due from borrower ($250.00) has been satisfied by borrower payment.
3) Borrower due 21st monthly for $0.00/month - Borrower's on income plan with payment calculated to be $0. Borrower makes no payment in Jan or Feb and makes a $5.00 payment in March. Jan, Feb, & Mar - billed as current. Borrower is not in forbearance or deferment and is due a payment calculated as $0 so the borrower has satisfied payment even if no payment is made.	4) Borrower due 28th monthly for $175.00/month - Borrower pays nothing in January but borrower pays $170.00 on 2/3, then nothing for rest of Feb. Jan - billed as current (payment was not made in Jan, but borrower was not more than 5 days delinquent) Feb - billed as current. (payment was not made to cover 2/28 due payment, but borrower was not more than 5 days delinquent)

PAGE 14 OF 21 ED-FSA-09-D-0012/0080

Attachment Page Service Member Examples 1) Borrower meets eligibility for maximum 6% interest rate - but loan is 2) Borrower has multiple loans and is eligible for SCRA already at 4.25%. maximum 6% rate - but borrower is 7 months delinquent. Borrower is included in the service member Borrower is included in the service member category. category. 3) Borrower has some loans eligible for 0% rate but other loans that are not eligible. Borrower is included in the service member category. (Normally borrowers are billed in the lowest category but if ANY loan is eligible for the service member category, the borrower is included in this category). Retention of Borrower listings Each servicer shall maintain a listing of all borrowers within their federal portfolio identifying which borrowers exist in each status at the time of invoicing and/or metric submissions to FSA. This information shall be provided to FSA on demand and shall be maintained throughout the performance period and provided to FSA at the end of the contract period. (See Attachment A-7, Borrower Status Reporting) Validation to be provided with Invoices & Metrics submission Each servicer shall provide sampling validation with the submission of each invoice and/or metrics submission to FSA. Sampling Instructions: Servicer shall randomly select 5 borrowers from each status category each month. If there are less than 5 borrowers in a category, select all borrowers in the category. 1. Servicer shall provide screen shots of the servicing system and narrative to support showing the status of the borrower’s loan matches the status the loan is being invoiced at. Samples should be provided in Word or PDF format. 2. Servicer shall include a listing of all loans on file for the borrower and the current status of each loan – but only needs to include screen shots narrative for one of the loans that the loan is being billed at. 3. Servicer shall provide the samples at the time of invoicing and/or metric submissions to FSA. 4. Servicer shall submit the sample files EdServicerG@ed.gov and other email addresses as updated periodically by FSA. All files should be submitted within encrypted zip files with password provided in separate emails. 5. Servicer shall provide a contact (name/email/phone) that FSA may contact if additional samples are needed (FSA may also select borrowers that require sample documentation similar to above). PAGE 15 OF 21 ED-FSA-09-D-0012/0080

Attachment Page NOTES: 1. Common pricing shall apply regardless of program (i.e. Direct Loan, Federal Family Education Loan) or volume serviced, unless otherwise noted in the contract. 2. Borrowers in multiple statuses shall be billed once, in the lowest performing deliverable status. The lowest performing deliverable status is defined as the lowest unit priced deliverable. 3. Borrowers pending discharge, which include, but are not limited to: conditional disability, death, or bankruptcy, shall be, for billing purposes, counted in the deliverable status at the time of the discharge request. 4. “The last day of the billing period" is defined as the last day of the month. 5. The revised annual pricing period shall begin on the effective date of modification 0080. PAGE 16 OF 21 ED-FSA-09-D-0012/0080

Attachment Page

Attachment A-7—Borrower Status Reporting (Retention)

Report Format
50 character length

Field #	Length	Start	End	Description	Valid Values/Format
1	8	1	8	Counter - starts at 00000001 for each file. Right justify, front filled with zeros. (allows for up to 99M per category)	00000001 to 99999999
2	1	9	9	Filler	Space filled
3	6	10	15	Servicer 6 digit Code - for example (Great Lakes = 700581)	700XXX
4	1	16	16	Filler	Space filled
5	9	17	25	Borrower SSN	XXXXXXXXX (numeric)
6	1	26	26	Filler	Space filled
7	2	27	28	Pricing Category - 2 digit code representing the category	01 Borrowers in IN-SCHOOL status 02 Borrowers in IN GRACE status 03 Borrowers in Deferment 04 Borrowers in Forbearance 05 Service Members 06 Borrowers Current 07 Borrowers 6 - 30 days delinquent 08 Borrowers 31-90 days delinquent 09 Borrowers 91-150 days delinquent 10 Borrowers 151-270 days delinquent 11 Borrowers 271-360 days delinquent 12 Borrowers 360+ days delinquent
8	1	29	29	Filler	Space filled
9	10	30	39	Borrower Principal Outstanding of ALL borrower's loans	9999999.99 - 7 digits, decimal point, 2 digits
10	1	40	40	Filler	Space filled
11	10	41	50	Borrower Interest Outstanding of ALL borrower's loans	9999999.99 - 7 digits, decimal point, 2 digits
12	1	51	51	Filler	Space filled
13	8	52	59	Month end date this report represents	MMDDCCYY

Servicer shall create 1 text file for each borrower status pricing category (format above).
Servicer shall create and store reports each month (not created on demand from query).
Servicer shall create report to be a "point in time" report showing the borrower status at the end of the month.
Servicer shall include each borrower in only ONE report per month - matching the status the borrower was billed at.

PAGE 17 OF 21 ED-FSA-09-D-0012/0080

Attachment Page Servicer shall store reports in text format (to allow for uploading by FSA into other software if desired). Servicer shall provide the reports to FSA on demand. Servicer shall ensure the volume of borrowers in each category MUST match servicer invoicing (if corrections to invoicing made, report should also be corrected). Servicer shall retain all reports for the duration of the contracts and provide to FSA at end of contract. Servicer shall provide FSA with a contact (name/email/phone) that can be contacted to request report delivery. Servicer shall create report with a sort by SSN (ascending). PAGE 18 OF 21 ED-FSA-09-D-0012/0080

Attachment Page

Attachment A-8 — Quarterly Delinquency Reduction Compensation Report

[Servicer Name] - Quarterly Delinquency Resolution Compensation Report
Quarter Ending – (Month, Year)

Award Fee	Description	Percentage	NUMERATOR:	DENOMINATOR:
1	**Delinquency Percentage - Current Quarter**	%		

Description	Percentage	NUMERATOR:	DENOMINATOR:
Delinquency Percentage - Prior Quarter	%		

Results should be rounded to the 100th of a percent (i.e. .1534677 = 15.35%, .02465123 = 2.47%)

Qualification for Delinquency Resolution Compensation (As submitted by Servicer)

	Description	Qualifies (y/n)
Level 1	**Delinquency Percentage for Quarter End of less than 23.0%.**	
Level 2	**Delinquency Percentage for Quarter End of less than 23.0% (earns $200,000) AND Servicer improves upon prior Quarter End Delinquency Percentage**	
Level 3	**Delinquency Percentage for Quarter End of less than 21.0% AND Servicer improves upon prior Quarter End Delinquency Percentage**	

This report shall be submitted by each servicer for each quarter ending September, December, March and June of each year.

This report shall be submitted to EDServicerG@ed.gov and other email addresses as updated periodically by FSA by the 15th calendar day of the month following quarter end (other addresses may be added by FSA).

The report shall be submitted with a subject line of "Quarterly Delinquency Reduction Report - 700XXX - MMCCYY" - where 700XXX = servicer ID and MMCCYY = quarter end Month & Year

(i.e. Great Lakes for quarter end December 2014 subject would be Quarterly Delinquency Reduction Report - 700581 – 122014)
This report shall also be submitted to the COR/CO along with the request for evaluation of Quarterly Delinquency Reduction Compensation qualification.

Notes about Delinquency Reduction Compensation Calculations
Volumes used in the above calculation should be the same volumes, by category, that have been submitted with the monthly invoice.

Delinquency Resolution Calculation (higher % results = better metric result)

Borrower Delinquency Percentage
Total count of borrowers in the 31-360 days delinquent statuses
Divided by
Total count of borrowers in In Repayment status and borrowers in the 31-360 days delinquent statuses

In school, in grace, service members, deferment, forbearance, and >360 delinquent borrowers excluded from numerator & denominator of calculation

PAGE 19 OF 21 ED-FSA-09-D-0012/0080

Attachment Page Attachment A-9 — Monthly Invoice Report Servicers shall submit the following report with their monthly invoices in Microsoft Excel. Contract Number ____________ Vendor Name ____________ Invoice Start Date MM/DD/YYYY Invoice End Date MM/DD/YYYY Status Volume In School In Grace In Repayment Service Member Deferment Forbearance Delinquent 6-30 Days Delinquent 31-90 Days Delinquent 91-150 Days Delinquent 151-270 Days Delinquent 271-360 Days Delinquent > 360 Days Total PAGE 20 OF 21 ED-FSA-09-D-0012/0080

SCHEDULE Continued ITEM NO. SUPPLIES/SERVICES QUANTITY UNIT UNIT PRICE $ AMOUNT $ Contracting Officer: Soo Kang, 202-377-3798, soo.kang@ed.gov Primary Contracting Officer Representative: Tammy Connelly, 202.377.3298, tammy.connelly@ed.gov Alternate Contracting Officer Representative(s): Lynn Smith, 202-377-3577, lynn.smith@ed.gov Patrice Washington, (202) 377-3845, Patrice.Washington@ed.gov Primary Technical Point of Contact: None Alternate Technical Point of Contact(s): None PAGE 21 OF 21 ED-FSA-09-D-0012/0080